Volato Announces Fleet Update and Cost Efficiency Measures
Atlanta, GA – August 19, 2024 – Volato Group, Inc. (“Volato,” or the “Company”) (NYSE American: SOAR), a leading private aviation company and the largest HondaJet operator in the United States, today announced further steps in its ongoing efforts to enhance operational efficiency and profitability. As part of this strategy, the company will be removing five leased aircraft from its fleet, a decision that aligns with the anticipated delivery of new HondaJets and the current pace of demand growth. This action is expected to provide approximately $1.2 million per quarter in cost savings.
This announcement follows previous public statements in which Volato outlined a commitment to cost-saving measures, including the renegotiation of aircraft leases. While Volato successfully renegotiated several agreements, efforts to renegotiate the leases on these aircraft did not yield terms that aligned with the company’s financial objectives. As a result, Volato has decided to end these less profitable leases as part of its broader fleet optimization strategy.
“We have always been transparent about the challenges we face, including delayed aircraft deliveries and the need to manage our fleet size prudently,” said Matt Liotta, CEO of Volato. “Today’s decision is a continuation of our previously announced cost-saving measures and reflects our commitment to making strategic adjustments that position Volato for long-term success.”
Volato’s fleet optimization is also supported by recent improvements in aircraft utilization. The company has worked closely with Honda Aircraft Company to increase the availability and efficiency of its fleet, enabling Volato to meet its flight hour needs with fewer planes. This approach not only strengthens the company’s financial position but also enhances the value delivered to fractional ownership customers through increased revenue share.
“We remain confident in the future delivery of new HondaJets and in our ability to meet the evolving needs of our customers,” added Liotta. “By right-sizing our fleet now, we are ensuring that our operations remain efficient and aligned with both current and future demand.”
These strategic adjustments are a key part of Volato’s broader effort to ensure the company is well-positioned for future growth. As new aircraft are delivered and demand continues to rise, Volato is committed to maintaining the high level of service and innovation that has made it a leader in the private aviation industry.
The Company continues to expect to take delivery of a total of 10 to 12 new aircraft in 2024, including 8 to 10 HondaJets and two Gulfstream G280s.

Cautionary Note on Forward Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Volato that could cause actual results to differ materially from the results discussed in the forward-looking statements. The words "anticipate," "believe," continue," "could," "estimate," "expect," "intend," "may," "might,"

"plan," "possible," "potential," "predict," "project," "should," "strive," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual events and results to differ materially from those contained in such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Annual Report on Form 10-K, filed with the SEC on March 26, 2024 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Volato undertakes no obligation and does not intend to update or revise these forward-looking statements, whether because of new information, future events, or otherwise.
About Volato
Volato (NYSE American: SOAR) is a leader in private aviation, redefining air travel through modern, efficient, and customer-designed solutions. Volato provides a fresh approach to fractional ownership, aircraft management, jet card, deposit and charter programs, all powered by advanced, proprietary mission control technology. Volato's fractional programs uniquely offer flexible hours and a revenue share for owners across the world’s largest fleet of HondaJets, which are optimized for missions of up to four passengers. For more information visit www.flyvolato.com.
All Volato Part 135 charter flights are operated by its DOT/FAA-authorized air carrier subsidiary (G C Aviation, Inc. d/b/a Volato) or by an approved vendor air carrier.

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Source: Volato Group, Inc.